INDUSTRY SOFTWARE EXCLUSIVE LICENSE AGREEMENT

This Industry Software Exclusive License Agreement (“License”), is made effective as of the date on which the last party signs it (the “Effective Date”), by and between:

Epazz, Inc., a Wyoming corporation with its principal place of business in Chicago, IL (“Licensor” or “Epazz”); on one hand, and ZenaPay, an Illinois corporation having a principal place of business in Chicago, Illinois (“Licensee” or “ZenaPay”); on the other hand.

WHEREAS, Epazz, Inc. through its wholly subsidiary is the sole owner of Software entitled “EQM (also known as Enterprise Quality Management)” and the sole owner of K9 Store Software (hereinafter, the “Licensed Software”) and which related to enterprise quality management processes, supply chain software, simplify compliance & inspection, and manage risks, audit, store management and point of sale software;

WHEREAS, Licensee wishes to enter the marketplace by selling a version of EQM called “ZenaPay Enterprise” or other name to the Cannabis Industry in Canada, United States and/or outside the United States that incorporate all of or a portion of the Licensed Software, and approached Licensor about obtaining a license to the Licensed Software; and

WHEREAS, Licensee desires to obtain an industry exclusive license to the Licensed Software from Licensor as listed below in the attached Exhibit A-.

NOW, THEREFORE, in consideration of the mutual promises and undertakings hereinafter set forth, Licensor and Licensee hereby agree as follows:

ARTICLE 1. DEFINITIONS

1.1.“Affiliate” means, in relation to any Party hereto, any corporation or other business entity controlled by, controlling, or under common control with that Party. For this purpose “control” shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of, or of a greater than fifty percent (50%) interest in the income of, or the right to control the voting of more than fifty percent (50%) of the voting interests of, or having substantially the same officers, directors, or managers as, such corporation or other business entity.

1.2.“Effective Date” has the meaning set forth above.

1.3.“Licensed Software” means any product made, used, sold, or offered for sale in the United States, and/or imported into the United States by Licensee that utilizes any or all of the Licensed Software.

1.4.“Licensee” has the meaning set forth above.

1.5.“Licensor” has the meaning set forth above.

1.6.“Licensed Software” has the meaning set forth above.

1.7.“License Term” means from the Effective Date to perpetual

1.8.“Licensed Territory” means the entire world.

1.9.“Party” means either Licensor or Licensee.

1.10.“Parties” means all of Licensor and Licensee.

1.11.“Third Party” means an entity other than Licensor or Licensee, and includes any Affiliate of Licensor or Licensee.

ARTICLE 2. GRANT

2.1.Licensee shall have the exclusive right to develop new modules and source code for use for the Cannabis industry worldwide.

2.2.Licensee shall have the exclusive right to market the software under a different name other than EQM to the cannabis industry.

2.3.Licensee exclusive right is only for the cannabis industry.

2.4.Licensee shall have the right to amend or modify the Licensed Software (and code) as Licensee sees fit for any reason and all changes made by Licensee shall be owned exclusively by licensee. Licensee shall have access to source code of the software programs related to the Licensed Software.

2.5.Licensee will have the right to sub-license the Licensed Software to any other entity and may further assign rights to the Licensed Software to third parties provided such license or assignment does not exceed the scope of the present agreement.

2.6.Licensee will take all reasonable measure to protect the source code and knowledge of the software packages.

2.7.Licensee will lease all domain names from Licensor during the time of the term of this license agreement and shall pay the annual registration fee directly to the domain name registration fee. Licensee will have the right to sub-lease the domain names.

2.8.Licensee shall have the right of first refusal to purchase the Licensed Software or any new versions of the Licensed Software in the event Licensor attempts to sell or license any remainder rights with respect to the Licensed Software to any third party after the termination of this agreement

ARTICLE 3. PAYMENT

3.1Payment. Licensee shall pay Licensor 15% of any and all sales.

ARTICLE 4. MARKING

4.1Product Marking. Licensee agrees to mark every Product utilizing any portion of the Licensed Software with “ZenaPay Copyright ©”.

ARTICLE 5. CONFIDENTIALITY

5.1The terms of this License are confidential. The Parties hereto shall keep confidential the terms contained in this License and shall not now or hereafter disclose any such terms to any third party except:

(a)with the prior written consent of the other Party;

(b)to any governmental body or court having jurisdiction to call therefore, or to any arbitral body;

(c)if required to enforce rights under this License;

(d)as otherwise may be required by law, including, but not limited to, the requirements under the securities laws of any country;

(e)each Party may disclose the terms and conditions of this License to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, present or future providers of venture capital and/or potential investors in or acquirers of such Party;

(f)on a confidential basis, such as under a Non-Disclosure Agreement (“NDA”), in a situation where Licensee is accusing one or more Third Parties of infringing a Licensed Software owned or licensed by Licensee;

(g)on a confidential basis, such as under a NDA, to Licensor’s customers, potential customers and other third parties with which it has a current or potential commercial relationship, provided that such disclosure is reasonably necessary.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

6.1Licensor hereby represents and warrants that it owns the Licensed Software and therefore has the right to enter into this License and to grant the license set forth herein.

6.2Licensee hereby represents and warrants that it has the authority to enter into this license and assume the obligations set forth herein.

ARTICLE 7. TERMINATION

7.1Unless earlier terminated in accordance with the terms hereof, this License will continue in effect from the Effective Date until conclusion of the License Term.

ARTICLE 8. NOTICES

8.1All reports, notices or other communications required or permitted to be given under this License shall be in writing and shall be deemed adequately given if delivered in person or sent by registered or certified mail or courier service, return receipt requested, to the following addresses or such other address as may be designated by a Party by a notice in compliance with this Article 10:

If to Licensor:	Shaun Passley,Ph.D Chairman & CEO Epazz, Inc. 205 W. Wacker Dr. Suite 1320 Chicago, IL 60606

If to Licensee:	Shaun Passley, PhD Chairman & CEO ZenaPay 205 W. Wacker Dr. Suite 1320 Chicago, IL 60606

ARTICLE 9. GENERAL TERMS

9.1Licensee hereby consents to personal jurisdiction in the State of Illinois for the purpose of resolving any and all disputes arising from or relating to this License.

9.2This License shall be governed by and construed in accordance with the laws of the State of Illinois.

9.3This License represents the complete License among the Parties with respect to the subject matter hereof, and all prior Agreements and negotiations are merged herein. This License may be amended or changed only by a written document purporting to do so and signed by the Parties hereto.

9.4If it shall at any time appear that any right or obligation provided in this License is contrary to any law, treaty or regulation of a government to which any Party is subject, such right or obligation shall be deemed annulled, or shall be modified to the extent required to comply with such law, treaty or regulation

9.5This License is being executed in duplicate original form, each of which shall serve and function as an original License for all purposes.

9.6Each Party expressly disclaims any reliance on any oral or written statements from the other Party leading up to the execution of this License. Each Party has had the opportunity to discuss this License with their attorneys, and hereby waives any future claim that it was fraudulently induced into entering this License.

IN WITNESS THEREOF, the Parties hereto have caused this License to be executed as a sealed instrument in their names, by their properly and duly authorized officer or representative.

EPAZZ, INC.
President
SHAUN PASSLEY	TITLE
“Shaun Passley”	11/18/2018
SIGNATURE	DATE

ZENAPAY, INC.
President
SHAUN PASSLEY	TITLE
“Shaun Passley”	11/18/2018
SIGNATURE	DATE